                                                                    Exhibit 3.46

                         COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                              CORPORATION BUREAU

                           ARTICLES OF INCORPORATION


     In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S.(S) 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

     1.  The name of the corporation is:  SOUTH HILLS WILSONS, INC.

     2. The location and post office address of the initial registered office of the corporation in this Commonwealth is: c/o United States Corporation Company, 225 South 15th Street, Philadelphia, Pennsylvania 19102.

     3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

          To do any lawful business, and to buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

     4.  The term for which the corporation is to exist is:  perpetual.

     5. The aggregate number of shares which the corporation shall have authority to issue is: One hundred (100) shares, all of which are without par value.

     6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

                                                  NUMBER AND
     NAME                   ADDRESS               CLASS OF SHARES

     John S. Hoenigmann    70 Pine Street         1 Common
                           New York, NY 10270
     Leif A. Tonnessen     70 Pine Street         1 Common
                           New York, NY 10270
     Ann Patalano          70 Pine Street         1 Common
                           New York, NY 10270

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 30th day of June, 1982.

                                             /s/  John S. Hoenigmann
                                             ------------------------------
                                             John S. Hoenigmann

                                             /s/  Leif A. Tonnessen
                                             ------------------------------
                                             Leif A. Tonnessen

                                             /s/  Ann Patalano
                                             ------------------------------
                                             Ann Patalano

                   STATEMENT OF CHANGE OF REGISTERED OFFICE
                  DCSB: 15-1507/4144/5507/6144/8506 (Rev 90)


Indicate type of entity (check one):

XXXXX       Domestic Business Corporation (15 Pa.C.S. ss1507)
-------

_______     Foreign Business Corporation (15 Pa.C.S. ss4144)

_______     Domestic Nonprofit Corporation (15 Pa.C.S. ss5507)

_______     Foreign Nonprofit Corporation (15 Pa.C.S. ss6144)

_______     Domestic Limited Partnership (15 Pa.C.S. ss8506)


     In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1.   The name of the corporation or limited partnership is:

                           SOUTH HILLS WILSONS, INC.

2. The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  c/o United States Corporation Company
          225 S. 15th Street, Philadelphia, PA 19102 Philadelphia

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3.   (Complete art (a) or (b)):

     (a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

          _________________    ______________  _________  _______________
          Number and Street    City            State      Zip      County

     (b) The registered office of the corporation or limited partnership shall be provided by:

          c/o: United States Corporation Company              Dauphin
               Name of Commercial Registered Office Provider   County


For a corporation or limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

4.   Such change was authorized by the Board of Directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer thereof this 18th of November, 1995.

                                                SOUTH HILLS WILSONS, INC.


                                                BY:/s/  Douglas J. Treff
                                                   ----------------------------

                                                TITLE:

                              ARTICLES OF MERGER

                                      OF

                          BEAVER VALLEY WILSONS, INC.
                            BERKSHIRE WILSONS, INC.
                      FRANKLIN MILLS BERMANS OUTLET, INC.
                           HARRISBURG WILSONS, INC.
                         KING OF PRUSSIA WILSONS, INC.
                           MONROEVILLE WILSONS, INC.
                            NESHAMINY WILSONS, INC.
                            PARK CITY WILSONS, INC.
                      PHILADELPHIA GALLERY WILSONS, INC.
                       PITTSBURGH AIRPORT WILSONS, INC.
                            ROSS PARK WILSONS, INC.
        WILSONS/GEORGETOWN LEATHER DESIGN OF KING OF PRUSSIA, PA., INC.
         WILSONS/GEORGETOWN LEATHER DESIGN OF WILLOW GROVE, PA., INC.
                                      AND
                            YORK MALL WILSONS, INC.

                                 WITH AND INTO

                           SOUTH HILLS WILSONS, INC.


     (a) The Plan of Merger (the "Plan") to which these Articles of Merger relate is attached hereto as Exhibit A.

     (b) The name of the corporation surviving the merger provided for in the Plan (the "Merger") is SOUTH HILLS WILSONS, INC., a Pennsylvania corporation (the "Surviving Corporation"). The address of the registered office of the Surviving Corporation is c/o United States Corporation Company. The registered office of such commercial registered office provider shall be deemed for venue and official publication purposes to be located in Philadelphia County.

     (c) The names of the other corporations that are parties to the Merger are BEAVER VALLEY WILSONS, INC., BERKSHIRE WILSONS, INC., FRANKLIN MILLS BERMANS OUTLET, INC., HARRISBURG WILSONS, INC., KING OF PRUSSIA WILSONS, INC., MONROEVILLE WILSONS, INC., NESHAMINY WILSONS, INC., PARK CITY WILSONS, INC., PHILADELPHIA GALLERY WILSONS, INC., PITTSBURGH AIRPORT WILSONS, INC., ROSS PARK WILSONS, INC., WILSONS/GEORGETOWN LEATHER DESIGN OF KING OF PRUSSIA, PA., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF WILLOW GROVE, PA.,

INC. and YORK MALL WILSONS, INC., all Pennsylvania corporations (the "Terminating Corporations"). The address of the registered office of each of the Terminating Corporations is c/o United States Corporation Company. The registered office of such commercial registered office provider shall be deemed for venue and official publication purposes to be located in Philadelphia County.

     (d) The Merger shall take effect at the close of business on August 3, 1996.

     (e) The Plan was adopted by the unanimous written consent of the directors and sole shareholder of each of the Terminating Corporations, and by the unanimous written consent of the directors and sole shareholder of the Surviving Corporation.

Executed on July 19, 1996

                              BEAVER VALLEY WILSONS, INC.
                              BERKSHIRE WILSONS, INC.
                              FRANKLIN MILLS BERMANS
                                OUTLET, INC.
                              HARRISBURG WILSONS, INC.
                              KING OF PRUSSIA WILSONS, INC.
                              MONROEVILLE WILSONS, INC.
                              NESHAMINY WILSONS, INC.
                              PARK CITY WILSONS, INC.
                              PHILADELPHIA GALLERY WILSONS, INC.
                              PITTSBURGH AIRPORT WILSONS, INC.
                              ROSS PARK WILSONS, INC.
                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF KING OF PRUSSIA, PA., INC.
                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF WILLOW GROVE, PA., INC.
                              YORK MALL WILSONS, INC.


                              By:/s/  David L. Rogers
                                 -----------------------------------------------
                              Name:  David L. Rogers
                              Title: President of Each

                              SOUTH HILLS WILSONS, INC.


                              By:/s/  David L. Rogers
                                 -----------------------------------------------
                              Name:  David L. Rogers
                              Title: President

                                PLAN OF MERGER


     BEAVER VALLEY WILSONS, INC., BERKSHIRE WILSONS, INC., FRANKLIN MILLS BERMANS OUTLET, INC., HARRISBURG WILSONS, INC., KING OF PRUSSIA WILSONS, INC., MONROEVILLE WILSONS, INC., NESHAMINY WILSONS, INC., PARK CITY WILSONS, INC., PHILADELPHIA GALLERY WILSONS, INC., PITTSBURGH AIRPORT WILSONS, INC., ROSS PARK WILSONS, INC., WILSONS/GEORGETOWN LEATHER DESIGN OF KING OF PRUSSIA, PA., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF WILLOW GROVE, PA., INC. and YORK MALL WILSONS, INC., all Pennsylvania corporations (the "Terminating Corporations"), and SOUTH HILLS WILSONS, INC., a Pennsylvania corporation ("South Hills"), shall be merged into a single corporation pursuant to the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into South Hills (the "Merger") shall be effective at the close of business on August 3, 1996, and South Hills shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of South Hills shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of South Hills, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the Commonwealth of Pennsylvania.

     (4) The Articles of Incorporation and By-Laws of South Hills in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or South Hills, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the Commonwealth of Pennsylvania, except that, upon the effectiveness of the Merger, Article 1 of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

          "1.  The name of the corporation is Wilsons Leather of Pennsylvania
          Inc."

     (5) The directors of South Hills immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of South Hills immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.